Exhibit 5.1


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
                                                 BOWLES RICE
                                        McDAVID GRAFF & LOVE, P.L.L.C.
                                               ATTORNEYS AT LAW

1000 TECHNOLOGY DRIVE, SUITE 1330             800 QUARRIER STREET                  1200 VINE CENTER TOWER
  FAIRMONT, WEST VIRGINIA 28654               POST OFFICE BOX 1366                  333 WEST VINE STREET
      TELEPHONE 304-368-4000           CHARLESTON, WEST VIRGINIA 25325-1386       LEXINGTON, KENTUCKY 40607
                                             TELEPHONE 304-347-1100                TELEPHONE 606-225-8700
      105 WEST BURKE STREET                  FACSIMILE 304-343-2867
 MARTINSBURG, WEST VIRGINIA 25401                                                   633 STARKS BUILDING
      TELEPHONE 304-283-0836                                                      455 SOUTH FOURTH STREET
                                                January 23, 1998                 LOUISVILLE, KENTUCKY 40202
        206 SPRUCE STREET                                                          TELEPHONE 502-588-0500
 MORGANTOWN, WEST VIRGINIA 28505
      TELEPHONE 304-284-4013                                                       ONE DAVE COWENS DRIVE
                                                                              ONE RIVERFRONT PLACE, SUITE 950
         601 AVERY STREET                                                          NEWPORT, KENTUCKY 41071
 PARKERSBURG, WEST VIRGINIA 28102                                                  TELEPHONE 606-581-8700
      TELEPHONE 304-485-8500

    WRITER'S DIRECT DIAL NUMBER                                                            E-MAIL
(304) 347-1124 o (304) 343-3058 (FAX)                                               dsink@bowlesrice.com
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United Bankshares, Inc.
500 Virginia Street, East
Charleston, West Virginia 25301

             Re: Form S-4 Registration Statement
                --------------------------------

Gentlemen:

             This opinion is rendered in connection with the Form S-4 Registration Statement (the "Registration Statement") filed by United Bankshares, Inc. (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed offering of up to 4,760,953 shares of common stock of the Registrant, $2.50 par value ("Common Stock") issuable in connection with the proposed acquisition of George Mason Bankshares, Inc. ("George Mason"), Fairfax, Virginia, pursuant to the terms of the Restated Agreement and Plan of Merger dated December 10, 1997, among George Mason, the Registrant and George Mason Holding Company, Inc. (the "Agreement").

             We have acted as local counsel for the Registrant in connection with the preparation of the Registration Statement. In this connection, we have reviewed the Registration Statement; the Registrant's Articles of Incorporation, as amended, and Bylaws, as amended; certificates of public officials; the Agreement; and certain records of the Registrant's corporate proceedings as reflected in its minutes book. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity with the original of all documents submitted to us as copies thereof.

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                                  BOWLES RICE
                         McDAVID GRAFF & LOVE, P.L.L.C.

United Bankshares, Inc.
January 22, 1998
Page 2

             In our opinion, the Common Shares to be issued by the Registrant as described and under the conditions set forth in the Registration Statement (as conditioned upon, among other things, the amendment to the Articles of Incorporation of the Registrant and when and to the extent issued in accordance with the Agreement) will be legally issued, fully paid and non-assessable.

             We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to any references to the opinion in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

             We are licensed to practice law in West Virginia and this opinion is limited to the laws of West Virginia and federal law. This opinion is issued in connection with the Registration Statement and may not be used for any other purpose without our prior written consent.

                                    Very truly yours,

                                    BOWLES RICE McDAVID GRAFF & LOVE, P.L.L.C.



                                    Deborah A Sink, Member

DAS/bal
cc: Joseph Wm. Sowards